Exhibit 10.3

EXECUTION COPY

TRUST AGREEMENT

THIS TRUST AGREEMENT made this 2nd day of October, 2006, by and among Griffon Corporation, a Delaware corporation (hereinafter referred to as “Company”, which term shall include all successors and/or related entities thereto which have adopted the Griffon Corporation Employee Stock Ownership Plan (the “Plan”) and/or agreed to be bound by this Trust Agreement) and Wachovia Bank, National Association as directed trustee (“Directed Trustee”).

W I T N E S S E T H:

WHEREAS, Company this day maintains the Plan for its employees; and

WHEREAS, the Plan is designed to invest primarily in the stock of the Company, and is intended to be an employee stock ownership plan under Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended (“Code”) and under Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

WHEREAS, Company desires to establish a Trust Fund (as defined in Section 1.1 below) and to appoint Wachovia Bank, National Association to serve as Directed Trustee of the Trust Fund to hold and administer property contributed by the Company (and the income thereon) pursuant to the terms of the Plan and this Trust Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained and intending to be legally bound hereby, it is agreed by and between the Company and the Directed Trustee as follows:

ARTICLE I

ESTABLISHMENT OF THE TRUST FUND

1.1                                                                                 (a)           The Company hereby establishes with the Directed Trustee a trust consisting of such sums of money or property as shall from time to time be paid to the Directed Trustee under the Plan, and such earnings, profits, increments, additions and appreciation thereto and thereon as may accrue from time to time.  All such sums of money, all investments made therewith or proceeds thereof, and all earnings, profits, increments, appreciation and additions thereto and thereon, less the payments which shall have been made by the Directed Trustee, as authorized herein, to carry out the Plan, are referred to herein as the “Trust Fund”.

(b)           The Directed Trustee agrees to perform the duties and obligations imposed by this Trust Agreement.  No duties or obligations shall be imposed upon the Directed Trustee with respect to the Trust Fund unless undertaken by the Directed Trustee under the express terms of this Trust Agreement unless imposed upon the Directed Trustee by law.  The Directed Trustee is not responsible for any matter affecting the administration of the Plan by the Company, the Committee (as defined in Section 1.7 below), or any other person or persons to whom responsibility for administration of the Plan is delegated pursuant to the terms of the Plan.  The Directed Trustee shall have no duty or obligation to advise Participants or Beneficiaries as to the effect of federal or state securities laws on the Plan, the Trust Fund or any distributions therefrom.

1.2           The Directed Trustee shall not be responsible for the collection of any funds required by the Plan to be paid by the Company to the Directed Trustee, nor shall the Directed Trustee be responsible for ensuring the timely payment of contributions.  The Directed Trustee is not obligated to see that funds deposited with it are deposited according to the provisions of the Plan.

1.3           It shall be the duty of the Directed Trustee hereunder:

(a)           To hold, invest, and reinvest the Trust Fund, as provided in Article II, and to manage, and administer the Trust Fund.

(b)           From time to time, on the written direction of the Plan Administrator (as defined in Section 1.7 below), to make payments out of the Trust Fund to such persons, in such manner, in such amounts, and for such purposes as may be specified in such written direction.  The Directed Trustee shall be under no liability for any payment made by it pursuant to such a direction, unless it is clear on the direction’s face that the actions to be taken under the direction would be prohibited by ERISA or would be contrary to the terms of this Trust Agreement or applicable federal law.

1.4           The Directed Trustee may refuse to accept any property which it, in its sole discretion, deems unacceptable.

1.5           The Directed Trustee shall rely upon the determination of the Plan Administrator that all assets received by it are properly contributed or transferred to the Trust Fund in accordance with the provisions of the Plan.  Such assets shall be in cash or in such other form as may be acceptable to the Directed Trustee, but shall not include any real property or any interest in real property, or any other assets deemed unacceptable by the Directed Trustee. The Directed Trustee’s acceptance of any Plan asset previously held by another trustee or fiduciary pursuant to the Plan shall not make the Directed Trustee liable for the propriety of the purchase or retention of such asset.  The Company shall place those assets which are unacceptable to the Directed Trustee with another trustee under a separate trust agreement or shall retain such assets in the Company’s or other appropriate party’s custody.  The Directed Trustee shall have no responsibility for such assets deemed unacceptable to the Directed Trustee and not held in the Trust Fund.

1.6           The Company hereby certifies that:

(a)            The Company has established and will maintain the Plan in compliance in all material respects with the qualification requirements of Section 401(a) of the Code and shall promptly notify the Directed Trustee of any change in such qualified status.

(b)           The terms of the Plan provide for the creation of a trust agreement and the appointment of a trustee.

(c)            The Company is the Plan Sponsor and has the authority to act for all participating employers designated under the Plan, if any, with respect to the execution of this Trust Agreement.

1.7.          As used in this Trust Agreement, the term “Plan Administrator” or “Committee” means the committee so designated in accordance with the terms of the Plan by the Company from time to time, or, if no such Committee is so designated, such term shall mean the Company. The Company shall provide the Directed Trustee the names and signatures of the individuals designated as the Plan Administrator who shall be authorized to instruct the Directed Trustee under this Trust Agreement.  The Company shall promptly give written notice to the Directed Trustee of a change in the identity or duties of a Plan Administrator.  Until such written notice is received by the Directed Trustee, the Directed Trustee shall be fully protected in assuming that the designated individuals are authorized to act as Plan Administrators.

1.8           The members of the Committee, collectively and individually, shall be the named fiduciaries of the trust for purposes of Section 402 of ERISA, except that, (i) solely to the extent that any rights attributable to Employer Securities (as defined below) may be exercised by Participants or their Beneficiaries, each Participant and Beneficiary also shall be a named fiduciary with respect to the exercise of voting and tender or exchange offer rights for Employer Securities held in such Participant or Beneficiary’s Account and (ii) with respect to all other situations relating to the exercise of voting and tender or exchange offer rights for Employer Securities held in a Participant’s or Beneficiary’s Account, the Directed Trustee shall be the named fiduciary.

ARTICLE II

INVESTMENT OF THE TRUST FUND

2.1           The Directed Trustee shall invest and reinvest the principal and income of the Trust Fund pursuant to the written, telephone or computer generated direction of the Company, the “Named Fiduciary” (as authorized under the Plan document), or a Plan Participant (if permitted under the Plan document), or by any other party to whom authority to give such directions, requests or approvals is delegated by the Company and keep the same invested without distinction between principal and income.  The Directed Trustee shall not make any determination which shall cause it to be deemed a “Fiduciary” (as defined under Section 3(21) of ERISA) under the Plan with regard to such investment or reinvestment.

Without limiting the generality of the foregoing, the primary purpose of the Plan is to acquire an ownership interest in the Company either from the Company or its shareholders and to provide deferred compensation benefits to Participants and Beneficiaries in the form of shares of Employer Securities.  Accordingly, the Plan has been established to provide for investment primarily in shares of Employer Securities.  In furtherance of the purpose for which the Plan has been established and designed, the Trustee shall, in accordance with the terms of the Plan, (a) make payments from the Trust Fund in accordance with directions from the Committee as required under the terms of any existing Acquisition Loan and as permissible by law, (b) hold unallocated shares of Employer Securities which have been acquired with the proceeds of an Acquisition Loan in a Loan Suspense Account for release and allocation to the Accounts of Participants, (c) hold shares of Employer Securities which have been contributed by the Employer and (d) distribute to Participants or their Beneficiaries under the terms of the Plan all shares of Employer Securities and other assets which have been allocated to the Accounts of such Participants pursuant to the terms of the Plan in accordance with the terms of the Plan, notwithstanding any otherwise applicable fiduciary standard relating to (i) diversification of Trust Fund assets, (ii) the speculative character of Trust Fund investments, (iii) the lack or inadequacy of income provided by Trust Fund assets, or (iv) the probable continual fluctuation in the fair market value of Trust Fund assets.  Subject to the provisions of the Plan, the Trustee is expressly authorized, in accordance with the terms of the Plan, to hold 100% of the assets of the Trust Fund in shares of Employer Securities.

The term “Employer Securities” shall mean common stock issued by the Company (or by a corporation which is a member of the same controlled group as defined in Section 409(l)(4) of the Code) which is readily traded on an established securities market which constitute qualifying employer securities within the meaning of Section 407(d) of ERISA.

The term “Acquisition Loan” shall mean any loan to a prior trustee by a disqualified person or party in interest (within the meaning of the Code or ERISA as applicable) used to finance the acquisition of Employer Securities.  The Directed Trustee shall be entitled to rely, without inquiry, that the terms and conditions of such Acquisition Loan satisfy the requirements of the Code and ERISA.  The Company and the Committee have directed the Directed Trustee to accept and comply with the terms of any Acquisition Loan and related guaranty and pledge agreements.

2.2           The Directed Trustee shall have the following powers in addition to the powers customarily vested in trustees by law and in no way in derogation thereof:

(a)           With any cash at any time held by them, to purchase or subscribe for any Employer Securities and Authorized Investment (as defined below), and to retain such Employer Securities or Authorized Investment in trust.

(b)           To sell for cash or on credit, convert, redeem, exchange for another Authorized Investment, or otherwise dispose of, any Authorized Investment at any time held by it.

(c)           To retain uninvested all or any part of the Trust Fund and to deposit the same in an interest-bearing account in any banking or savings institution including Directed Trustee’s savings department, in accordance with and as directed in writing by the Company or its authorized representative.

(d)           To exercise any option appurtenant to any Authorized Investment in which the Trust Fund is invested for conversion thereof into another Authorized Investment, or to exercise any rights to subscribe for additional Authorized Investments and to make all necessary payments therefor, in accordance with and as directed in writing by the Company or its authorized representative.

(e)           Pursuant to the written direction of the Company or its authorized representative, to join in, consent to, dissent from, or oppose, the reorganization, recapitalization, consolidation, sale, merger, foreclosure, or readjustment of the finances of any corporations or properties in which the Trust Fund may be invested, or the sale, mortgage, pledge or lease of any such property or the property of any such corporation upon such terms and conditions as it may deem wise; to do any act (including the exercise of options, making of agreements or subscriptions, and payment of expenses, assessments, or subscriptions) which may be deemed necessary or advisable in connection therewith; and to accept any Authorized Investment which may be issued in or as a result of any such proceeding, and thereafter to hold the same.

(f)            To vote, in person or by general or limited proxy, at any election of any corporation (other than the Company) in which the Trust Fund is invested, and similarly to exercise, personally or by a general or limited power of attorney, any right appurtenant to any Authorized Investment held in the Trust Fund, in accordance with and as directed in writing by the Company or its authorized representative.  Except as otherwise required by ERISA or regulations thereunder, or the Code or regulations thereunder, all voting rights of Employer Securities held by the Trust Fund, and all rights to sell or otherwise tender Employer Securities held by the Trust Fund, shall be exercised by the Trustee in accordance with the directions of the Participants and Beneficiaries as provided in the Plan (as in effect on the date of this Trust Agreement or as thereafter amended with the consent of the Directed Trustee, which consent shall not be unreasonably withheld).  Anything in this Trust Agreement or in the Plan to the contrary notwithstanding, proceeds of any unallocated Employer Securities tendered by the Trustee shall be reinvested in Employer Securities.

(g)           To make payments from the Trust Fund in accordance with directions from the Committee as required under the terms of any Acquisition Loan and as permissible by law.

(h)           To purchase Employer Securities and Authorized Investments at a premium or discount in accordance with and as directed in writing by the Company or its authorized representative.

(i)            To employ suitable agents, sub-custodians, actuaries, accountants, investment advisors or managers and counsel and to pay their reasonable expenses and compensation.

(j)            To cause any investment in the Trust Fund to be registered in, or transferred into, its name as Directed Trustee or the name of its nominee or nominees or to retain them unregistered or in form permitting transfer by delivery, but the books and records of the Directed Trustee shall at all times show that all such investments are part of the Trust Fund, and the Directed Trustee shall be fully responsible for any misappropriation or defalcation in respect of any investment held by its nominee or held in unregistered form and shall cause the indicia of ownership to be maintained within the jurisdiction of the district courts of the United States.

(k)           To do all acts which it may deem necessary or proper and to exercise any and all powers of the Directed Trustee under this Trust Agreement upon such terms and conditions which it may deem are for the best interests of the Trust Fund.

2.3           “Authorized Investment” as used in this Article II shall mean bonds, debentures, notes, or other evidences of indebtedness; stocks (regardless of class), or other evidences of ownership, in any corporation, mutual investment fund, put or call options traded on a national exchange, common or collective trust fund, pooled investment fund, investment company, association, or business trust; life insurance, retirement income or annuity contracts. Employer Securities shall be excluded from the term Authorized Investment. “Authorized Investments” shall not be limited to that class of investments which are defined as legal investments for trust funds under the laws of North Carolina or of any other jurisdiction.

2.4         If investment of the Trust Fund is to be directed in whole or in part by an Investment Manager, the Plan Administrator shall deliver satisfactory evidence to the Directed Trustee that:

(a)            The applicable Investment Advisor has delivered a statement acknowledging that it is an Investment Advisor and fiduciary of the Plan;

(b)           The Investment Advisor is currently a registered investment adviser under the Investment Advisers Act of 1940 or otherwise qualifies as an investment manager described in Section 3(38) of ERISA; and

(c)            The Investment Advisor has accepted appointment as an Investment Manager to the Trust Fund.

The Directed Trustee shall be entitled to rely entirely, without any independent investigation, upon such documents until such time as it is otherwise notified in writing.  The Plan Administrator shall promptly deliver to the Directed Trustee prior written notice of the removal or replacement of any Investment Advisor.  Notwithstanding any provision of this Trust Agreement to the contrary, the Directed Trustee shall not be entitled to rely on any direction that is clear on its face that the actions to be taken under the direction would be prohibited by ERISA or would be contrary to the terms of this Trust Agreement or applicable federal law.

ARTICLE III

ACCOUNTS TO BE KEPT AND RENDERED BY THE DIRECTED TRUSTEE

3.1           The Directed Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder, including such specific records as shall be required by law and such additional records as may be agreed upon in writing between the Company and the Directed Trustee.  All accounts, books and records relating thereto shall be open to inspection and audit by any person or persons designated by the Plan Administrator or the Company, at all reasonable times.

3.2           Within ninety (90) days following the close of each year of the Plan or the receipt of the Company’s contribution for such year, whichever is later, or within ninety (90) days following the Directed Trustee’s resignation or removal under Article IV of this Trust Agreement, the Directed Trustee shall file with the Plan Administrator a written account, setting forth all investments, receipts and disbursements, and other transactions effected by it during such year of the Plan or during the period from the close of the last preceding year of the Plan to the date of such removal or resignation, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales, and showing all cash, securities and other property held at the end of such year or as of the date of removal or resignation, as the case may be.  Neither the Company nor the Plan Administrator nor any other person shall have the right to demand or to be entitled to any further or different accounting by the Directed Trustee, except as may be required by statute or by regulations published by federal government agencies with respect to reporting and disclosure.

3.3           Each report submitted pursuant to Section 3.2 shall be promptly examined by the Committee.  If the Committee approves of such report, then except with respect to acts or omissions constituting willful misconduct, bad faith, breach of applicable law or breach of fiduciary duty, upon the expiration of ninety (90) days from the date of filing of such annual or other account, the Directed Trustee shall be forever released from any liability of accountability with respect to the propriety of any of its accounts or transactions so reported, as if such account had been settled by judgment or decree of a court of competent jurisdiction in which the Directed Trustee, the Committee, the Company, and all persons having or claiming any interest in the Trust Fund were made parties, except with respect to any acts or transactions as to which (a) the Plan Administrator shall within such ninety-day period file with the Directed Trustee a written statement claiming negligence or (b) the Company could not reasonably be expected to have recognized after reviewing such accounting.  The foregoing, however, is not to be construed to deprive the Directed Trustee of the right to have its account judicially settled if it so desires.

3.4           The Committee may approve of any report furnished by the Directed Trustee under Section 3.2 either by written statement of approval furnished to the Directed Trustee or shall be deemed to have approved of any such report by failure to file a written objection to the report with the Directed Trustee within 90 days of the date on which the Committee receives such report.  The Committee may disapprove of any report furnished by the Directed Trustee under Section 3.2 by written statement of disapproval furnished to the Directed Trustee setting forth the reason for such disapproval (a “Notice of Disapproval”).  In such event the Directed Trustee shall amend such report with due regard for the Committee’s reasons for such disapproval and submit such amended report to the Company for its approval or disapproval within thirty (30) days following its receipt of such Notice of Disapproval.  The Committee shall not be liable to any person for its approval, disapproval or failure to approve any such report rendered by the Directed Trustee.

ARTICLE IV

THE DIRECTED TRUSTEE

4.1           The Directed Trustee accepts the Trust Fund hereby created and agrees to perform the duties hereby required by it, subject, however, to the following conditions:

(a)           The Directed Trustee and its officers, directors, employees, agents and affiliates, shall not be liable for losses of any kind which may result (1) by reason of any action taken by it in accordance with the directions or instructions of the Company or the Plan Administrator or otherwise required to be taken in accordance with this Trust Agreement; provided, however, that the Directed Trustee must not act upon any direction that is clear on its face that the actions to be taken under the direction would be prohibited by ERISA or would be contrary to the terms of this Trust Agreement or applicable federal law, (2) by reason of any failure to act due to the absence of such directions or instructions, or (3) by reason of any actions taken by any other trustee, custodian, or fiduciary, whether previous or current, acting on behalf of the Plan.  The Directed Trustee has no duty to perform any action other than those specified herein.

(b)           The Directed Trustee shall receive as compensation for its services such amounts as may be agreed upon at the time of execution of this Trust Agreement, subject to change at any time and from time to time by agreement between the Company and the Directed Trustee.  Except as otherwise provided herein, the Directed Trustee’s compensation and any other proper expense of the Directed Trustee for the Trust Fund (unless payable out of the Directed Trustee’s compensation) including all real and personal property taxes, income taxes, transfer taxes, and other taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws of any jurisdiction upon or in respect of the Trust Fund hereby created, or any money, property or securities forming a part thereof shall be paid out of the Trust Fund.  The Company shall have the option, but not the obligation, to pay any such compensation and expenses directly, in whole or in part, and by so doing, to relieve the Trust Fund from the obligation of bearing such expenses.

(c)           The Directed Trustee shall not be answerable for any action taken pursuant to any direction, consent, request, or other paper or document on the belief that the same is genuine and signed by the proper person if such direction, consent, request or other paper or document relates to a matter with respect to which the purported initiator or signatory has authority under the Plan.  If the Directed Trustee makes a written request for directions from the Committee, the Directed Trustee may await such directions without incurring liability.  The Directed Trustee has no duty to act in the absence of such requested directions, but may in its discretion take such action as it deems appropriate to carry out the purposes of this Trust Agreement, without liability therefor.

(d)           The Company shall indemnify and hold harmless the Directed Trustee from all loss or liability (including expenses and reasonable attorneys’ fees) to which the Directed Trustee may be subject by reason of its execution of its duties under this Trust Agreement, or by reason of any acts taken in good faith in accordance with directions, or acts omitted in good faith due to absence of directions, from the Committee unless such loss or liability is due to the Directed Trustee’s negligence or willful misconduct. The Directed Trustee is entitled to collect on the indemnity provided by this Section 4.1(d) only from the Company and is not entitled to any direct or indirect indemnity payment from assets of the Trust Fund.  For purposes of subsection (d), negligence shall be defined as acts or omissions that constitute a material departure from standards of ordinary care.

In the event that the Directed Trustee is named as a defendant in a lawsuit or proceeding involving the Plan or the Trust Fund, the Directed Trustee shall be entitled to receive on a current basis the indemnity payments provided for in this Section.  If, however, the final judgment entered in the lawsuit or proceeding holds that the Directed Trustee is guilty of negligence or willful misconduct with respect to one or more counts alleged against it, the Directed Trustee shall refund the portion of the indemnity payments that are reasonably allocable to the defense of those counts with respect to which the Directed Trustee has been found to have committed acts of negligence or willful misconduct.

The Directed Trustee may begin, maintain or defend any litigation necessary in connection with the administration of the Plan, except that the Directed Trustee is not obligated or required to do so unless indemnified to its satisfaction against all expenses and liabilities which it may sustain or reasonably anticipate by reason thereof.  Anything hereinabove to the contrary notwithstanding, any obligation of the Company to indemnify and hold harmless the Directed Trustee pursuant to this Section 4.1(d) shall be expressly conditioned on the Directed Trustee giving prompt written notice to the Company of any proceeding for which indemnification pursuant to this Section 4.1(d) will be requested and the Directed Trustee giving the Company an opportunity to meaningfully participate in the defense thereof and to approve any settlement thereof.

Notwithstanding any provision of this Trust Agreement to the contrary, nothing shall be deemed to limit the Company’s rights against Directed Trustee for any breach of any term of this Trust Agreement by Directed Trustee, including, without limitation, any breach of a representation or warranty by Directed Trustee, or as a result of Directed Trustee’s negligence, bad faith, fraud, willful misconduct, breach of a fiduciary responsibility under ERISA or breach of this Trust Agreement.

(e)           Neither Directed Trustee nor Company shall be liable for any indirect, consequential, or special damages suffered by any other person in connection herewith.  The indemnification provisions under this Section 4.1 shall not apply with respect to any dispute between the Company and the Directed Trustee.  The indemnification provisions under this Section 4.1 and any other hold harmless provision in this Trust Agreement shall survive the termination of this Trust Agreement.

4.2           Upon the appointment of the Plan Administrator and upon any change in the Plan Administrator, the Company shall advise the Directed Trustee in writing thereof, and the Directed Trustee shall be fully protected in assuming that there has been no change until so advised by the Company.

4.3           Directed Trustee acting hereunder may resign at any time by giving sixty (60) days’ written notice to the Plan Administrator.  The Company may terminate the Directed Trustee at any time (i) without cause by giving sixty (60) days’ written notice to the Directed Trustee or (ii) for cause upon written notice to the Directed Trustee.  Within forty-five (45) days of the date of the notice of termination or resignation, the Company shall notify the Directed Trustee in writing of the name of the successor trustee. The above notwithstanding, resignation or termination may be made effective at any time upon mutual consent of the parties.  Except as otherwise provided in section 4.4, upon the effective date of the resignation or removal of Directed Trustee, or upon the date on which there is no longer any property hold under the Trust, if earlier, the Directed Trustee shall be forever released and discharged from any liability or accountability to anyone with respect to its actions as Directed Trustee.

4.4           Upon the appointment of a successor trustee, the resigning or removed Directed Trustee shall transfer and deliver the Trust Fund to such successor trustee after reserving such reasonable amount as it shall deem necessary to provide for its expenses in the settlement of its account, and any sums chargeable against the Trust Fund for which it may be liable.  If the sums so reserved are not sufficient for such purposes, the resigning or removed Trustee shall be entitled to reimbursement for any deficiency from the successor trustee and the Company who shall be jointly and severally liable therefor.  If the sums so reserved exceed the amount necessary for such purposes, the resigning or removed Trustee shall promptly transfer and deliver such excess sums, with earnings thereon, to the Trust Fund.  Upon the appointment of a successor trustee, the resigning or removed Trustee shall transfer and deliver to such successor trustee, within a reasonable period of time, all records within its possession relevant to the continued performance of trustee duties.  When the assets comprising the Trust Fund, shall have been transferred and delivered to the successor trustee or custodian, as applicable, the Directed Trustee shall be released and discharged from all further accountability for the Trust Fund and shall not be responsible in any way for the further disposition of the Trust Fund or any part thereof.

4.5           Directed Trustee shall not act, nor be under any obligation to act, absent direction of the Company, Named Fiduciary or Plan Participant (as appropriate).

4.6          The Directed Trustee shall discharge its duties under this Trust Agreement with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, consistent with the requirements of applicable law and in accordance with its responsibilities under Section 403(a)(1) of ERISA.

ARTICLE V

AMENDMENTS TO TRUST AGREEMENT -

DISCONTINUANCE OF PLAN

5.1           The provisions of this Trust Agreement may be amended at any time and from time to time by the Company provided that: (a) no such amendment shall be effective unless the Plan and the Trust Agreement, as so amended, shall be for the exclusive benefit of the employees of the Company or their respective beneficiaries; (b) no such amendment shall operate to deprive a Participant of any rights or benefits irrevocably vested in him under the Plan or Trust Agreement prior to such amendment; (c) no such amendment which may affect the Directed Trustee shall be effective until the Directed Trustee has consented thereto; and (d) each such amendment shall be effective when adopted by the Board of Directors of Company, and filed with the Directed Trustee, except that where the consent of the Directed Trustee is required, any such amendment shall not become effective until the Directed Trustee has given its consent by approving the copy of the amendment filed with it.

ARTICLE VI

MISCELLANEOUS PROVISIONS

6.1           Any person dealing with the Directed Trustee may rely upon a copy of this Trust Agreement and any amendments thereto, certified to be a true and correct copy by any officer of the Directed Trustee.

6.2           Other than as provided in Section 4.1 and 6.3 hereof, in no circumstance, whether upon amendment or termination of this Trust Agreement, or otherwise, shall any part of the Trust Fund be used for or diverted to any purposes other than (i) the exclusive benefit of employees of the Company who are Participants under the Plan, or their beneficiaries, and (ii) defraying the reasonable expenses of administering the Plan and the Trust Fund.

6.3           Neither this Trust Agreement nor the Plan shall prohibit any of the following transactions, each of which is specifically authorized hereby, to the extent permitted by Section 403(c) of ERISA:

(a)           The return to Company of all or any part of one or more contributions made by Company by reason of a mistake of fact if such return is made within one (1) year after the payment of such contribution;

(b)           The return to Company of all or any part of one or more contributions made by Company if all of the following conditions apply: (i) the contribution was conditioned on the qualification of the Plan under Section 401 of the Code, (ii) the Plan is found not to so qualify, and (iii) the contribution(s) is/are returned to Company within one (1) year of the date of denial of qualification of the Plan; and

(c)           The return to Company of any contribution for which deduction is wholly or partially disallowed under Section 404 of the Code, to the extent of such disallowances, if the (i) contribution, when made, was conditioned upon its deductibility and (ii) the return of the contribution occurs within one (1) year after the disallowance of the deduction.

This Section 6.3 shall not be construed to permit any payment which would deprive the Trust Fund of its tax-exempt status.

6.4           In the event of any conflict between the provisions of the Plan and the Trust Agreement, the latter shall control.

6.5           The term “Plan” whenever used herein shall mean the Plan as amended from time to time, and the Company will cause a copy of any amendment or a copy of the Plan, as amended, revised or changed, in any way and from time to time to be delivered to the Directed Trustee.

6.6           Any term used herein which is defined in the Plan shall be considered to have the same meaning as in the Plan unless the contrary is clearly indicated.

6.7           The Company shall be responsible for timely filing all tax and information returns, as well as all required descriptions, reports, and disclosures, relating to the Plan and Trust.

6.8           Any notice or other communication required or permitted to be given under this Trust Agreement (a “Notice”) shall be in writing and delivered in person, by facsimile transmission (with a Notice contemporaneously given by another method specified in this Section 6.8), by overnight courier service or by postage prepaid mail with a return receipt requested, at the following locations (or to such other address as either party may have furnished to the other in writing by like Notice).  All such Notices shall only be duly given and effective upon receipt (or refusal of receipt).

If to the Directed Trustee:

Wachovia Retirement Services
One Penn Plaza, 27th floor
New York, NY 10119
Attention: Richard A. Vollmer, Vice President
Facsimile: (212) 273-7056

If to the Company:

Griffon Corporation
100 Jericho Quadrangle
Jericho, NY 11753
Attention: Patrick L. Alesia, Vice President
Facsimile: (516) 938-5544

6.9           This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed an original and said counterparts shall constitute one and the same instrument.

6.10         This Trust Agreement shall be construed, enforced and regulated under federal law, and to the extent (if any) not preempted thereby, under the laws of the State of North Carolina.

6.11         This Trust Agreement and the Plan contain the entire agreement and understanding of the Company and the Directed Trustee with respect to the subject matter hereof and supersede all prior agreements and understandings related to such subject matter.  This Trust Agreement shall be binding upon the parties hereto and their successors and assigns.

6.12         Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company and the Directed Trustee have caused this Trust Agreement to be executed and their respective corporate seals to be hereunto affixed and attested as of the day and year first above written.

Wachovia Bank, National Association	Griffon Corporation

By:	By:
Name:	Name: Patrick L. Alesia
Title:	Title:	Vice President

[Signature Page to Trust Agreement]